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ITEM 2.
-------

     On July 1, 1998, pursant to the Agreement and Plan of Reorganization (the "Agreement"), dated December 30, 1997, with Lewistown Trust Company ("Lewistown"), Lewistown was merged with and into The Juniata Valley Bank, a Pennsylvania banking institution and wholly owned subsdiary of the Juniata Valley Financial Corp. in a transaction accounted for as a pooling of interests.

     The Corporation will exchange one (1) share of its common stock for each share of Lewistown common stock outstanding in a tax-free exchange.

     At December 31, 1997, Juniata Valley Financial Corp and its subsidiary had total consolidated assets, deposits, net loans and shareholders' equity of approximately $221 million, $189 million, $136 million and $29 million, respectively. Also at December 31, 1997, Lewistown had total assets, deposits, net loans and shareholders' equity of approximately $112 million, $96 million, $55 million and $14 million, respectively.


ITEM 7.
-------

     To be filed by amendment not later than September 14, 1998.

                                SIGNATURES
                                ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        JUNIATA VALLEY FINANCIAL CORP.



Date:     July 10, 1998                 By ___________________________

                                           A. Jerome Cook, President
                                           Chairman and CEO

                              EXHIBIT INDEX
                              -------------



     Exhibit Number
     --------------

          23.1*          Consent of Beard & Company, Inc.
          27.1*          Financial Data Schedule
          99.1*          Financial Statements




     --------------
     * To be filed by amendment.




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